Independent auditors' consent
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The board and shareholders
IDS Extra Income Fund, Inc.:


The board of trustees and unitholders Income Trust:
            High Yield Portfolio


We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.


/s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP
Minneapolis, Minnesota
July 29, 1998